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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Charles River Associates Incorporated 1998 Incentive and Nonqualified Stock Option Plan, of our report dated January 4, 2002, with respect to the consolidated financial statements of Charles River Associates Incorporated included in the Annual Report (Form 10-K) for the year ended November 24, 2001, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP

Boston, Massachusetts
July 26, 2002